Exhibit 99.1


            American Retirement Corporation Reports Second
                Quarter and Year-to-Date 2005 Results


    NASHVILLE, Tenn.--(BUSINESS WIRE)--Aug. 4, 2005--American
Retirement Corporation (NYSE:ACR):

    -- Reported diluted earnings per share of $1.82 for the second quarter and $1.96 year-to-date.

    -- Items impacting comparability provided a net benefit of $1.69 per share in the second quarter, yielding $.13 per share without the items.

    --  Free cash flow was $6 million for the second quarter.

    -- Occupancy averaged 94%, up from 92% for last year's second quarter.

    American Retirement Corporation (NYSE:ACR) today reported second quarter 2005 diluted earnings of $1.82 per share, compared with a $.09 per share loss for the prior year second quarter. Second quarter 2005 results included a benefit of $1.71 per share due to the recognition of certain tax benefits and a debt extinguishment cost of $.02 per share related to the early repayment of a note.
    Bill Sheriff, Chairman, President and CEO of the company, commented, "During the second quarter, we had solid operating results and completed transactions consistent with our strategic initiatives of freeing restricted cash, expanding our unit capacity, increasing the mix of owned units versus leased, and improving our balance sheet. Again, our operations showed strong increases in revenue and operating contribution per unit. With occupancies holding strong, and by expanding ancillary services and maintaining good cost control, revenues increased by 10% over the second quarter of 2004 and the operating contribution increased 16%."
    "We completed three transactions during the quarter that released $13 million of restricted cash and created the opportunity for additional releases in the future. We used those funds plus the company's positive cash flow to pay down debt, to buyout a lessor's and a joint venture partner's interest in two communities, and to fund development. The buyouts were both accretive and facilitated the planned expansion of those communities. We also announced the start of construction of a number of community expansions and we made good progress on a number of development projects. Finally, with our improved financial results and our future prospects, we were able to recognize certain tax benefits through the income statement into shareholders' equity and end the quarter with shareholders' equity of $120 million."
    (All references to growth rate percentage compare the results of the current period to the prior year comparable period.)

    Financial Highlights

    -- $122 million of total revenue for the second quarter of 2005, a 10% increase.

    -- Net income of $59 million ($1.82 per diluted share) versus a loss of $2.3 million.

    --  Free cash flow for the second quarter of $6 million.

    -- An operating contribution from the company's three business segments of $41 million, an increase of 16%.

    Operational Highlights

    -- Occupancy was 94% with the company's large retirement communities ending the quarter at 95% and the free-standing assisted living communities ending at 90%.

    -- Retirement Centers produced a 7% increase in average monthly revenue per occupied unit, and a 7% increase in operating contribution per occupied unit.

    -- Free-standing assisted living communities produced an 8% increase in average monthly revenue per occupied unit, and a 39% increase in operating contribution per occupied unit.

    Operating Review

    The company operates in three business segments:

    -- The Retirement Centers ("Retirement Centers") include CCRCs (continuing care retirement centers), Entrance-Fee Communities ("EF Communities") and congregate living residences.

    --  Free-standing assisted living communities ("Free-standing
        AL's") are smaller than Retirement Centers and provide assisted living and specialized care such as Alzheimer's and memory enhancement programs.

    -- The Management Services segment includes fees from management agreements for communities owned by others and reimbursed expenses.

    The results for the company's three operating segments for the second quarter of 2005 were as follows:

                                   Three months ended
($ in 000's)                            June 30,
---------------------------------- -------------------    $       %
                                     2005      2004    Change  Change
---------------------------------- ---------- -------- ------- -------
Resident & Healthcare revenue      $120,641  $109,110  11,531    10.6%
---------------------------------- ---------- -------- ------- -------
Community operating expense        $ 79,896  $ 74,065   5,831     7.9%
---------------------------------- ---------- -------- ------- -------
Community operating contribution   $ 40,745  $ 35,045   5,700    16.3%
---------------------------------- ---------- -------- ------- -------
Community operating margin             33.8%     32.1%
---------------------------------- ---------- -------- ------- -------
Management Services op.
 contribution                      $    516  $    515       1     0.2%
---------------------------------- ---------- -------- ------- -------


    Retirement Centers Segment

    The company's 29 Retirement Centers exhibited strong increases in revenue and operating contribution for the second quarter of 2005 as follows:


Retirement Centers ($ in 000's):     Three Months Ended:
                                           June 30,
-------------------------------------------------------    $      %
                                          2005    2004  Change Change
--------------------------------------- ------- ------- ------ -------
  Revenues                             $93,794 $85,578  8,216     9.6%
--------------------------------------- ------- ------- ------ -------
  Community Operating Contribution(1)  $31,925 $29,032  2,893    10.0%
--------------------------------------- ------- ------- ------ -------
  Operating contribution margin           34.0%   33.9%
--------------------------------------- ------- ------- ------ -------
  % Ending Occupancy                        95%     95%
--------------------------------------- ------- ------- ------ -------

 (1) The company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the company defines as revenue from the segment less operating expenses associated with that segment.


    The Retirement Center segment continued to produce strong revenue gains.

    -- Ending occupancy was 95%, level with the second quarter of 2004, though the number of occupied units increased 2% due to the acquisition of Galleria Woods in the first quarter.

    -- The Retirement Centers ended the quarter with 97% occupancy in independent living, 93% in assisted living and 87% in skilled nursing.

    -- Average monthly revenue per occupied unit increased 7% during the quarter to $3,647 versus prior year - due to increases in monthly service fees and per diem rates in skilled nursing, turnover of residents (the "Mark to Market" effect of reselling or reletting units at higher current rates) and increased ancillary services, primarily driven by the company's Innovative Senior Care education and wellness programs.

    The operating contribution for Retirement Centers for the second quarter of 2005 was almost $32 million, a 34% margin. This represented a $2.9 million increase or 10% increase over the prior year's second quarter. The Retirement Centers continue to increase the monthly operating contribution per occupied unit, hitting $1,241 per unit in the second quarter of 2005, a 7% improvement from the prior year's second quarter.

    Free-standing AL's Segment

    The company's 31 Free-standing AL's exhibited strong increases in revenue and operating contribution for the second quarter of 2005 as follows:


Free-standing AL ($ in 000's):      Three Months Ended:
                                         June 30,
------------------------------------------------------    $       %
                                         2005    2004  Change  Change
-------------------------------------- ------- ------- ------- -------
  Revenues                            $26,847 $23,532   3,315    14.1%
-------------------------------------- ------- ------- ------- -------
  Community Operating Contribution(1) $ 8,820 $ 6,013   2,807    46.7%
-------------------------------------- ------- ------- ------- -------
  Operating contribution margin          32.9%   25.6%
-------------------------------------- ------- ------- ------- -------
  % Ending Occupancy                       90%     86%
-------------------------------------- ------- ------- ------- -------

  Note (1): Includes results of 31 Free-standing AL's and excludes two non-consolidated Free-standing AL's held in joint ventures


    Revenue from the Free-standing AL segment increased 14% to $27 million.

    -- Average occupancy for the Free-standing AL portfolio was 90% for the second quarter, up from 86% a year ago and up from 89% in the first quarter of 2005.

    -- The average monthly revenue per occupied unit increased 8% to $3,500, up from $3,228 per month in June 2004. The revenue per occupied unit increase was due to rate increases, reduced discounts and promotional allowances, increased care services and turnover of residents (the "Mark to Market" effect of reletting units at higher current rates).

    --  The increased use of ancillary services, particularly
        Innovative Senior Care education and wellness services, also contributed significantly to the revenue increase for this segment.

    The operating contribution for Free-standing AL's for the second quarter of 2005 was almost $9 million, a 33% margin. This represented a $2.8 million or 47% increase over the prior year's second quarter. The Free-standing AL's continue to increase the monthly operating contribution per occupied unit, hitting $1,150 per unit in the second quarter of 2005, a 39% improvement from the prior year's second quarter. For six months year-to-date, over 72% of the incremental revenue from the Free-standing AL segment fell to operating contribution.

    Management Services Segment

    The company's Management Services business segment includes management contracts on five Retirement Centers and two Free-standing AL's, with an aggregate capacity of 1,351 units. The Management Services segment had an operating contribution of $.5 million in the second quarter of 2005, level with the same prior-year period.

    Financial Review

    Revenues for the quarter increased 10% to $122 million versus the prior year quarter, reflecting the increased average occupied units, the incremental rate increase from new residents, rate increases to existing residents and increased ancillary services. Ancillary services revenue was almost $20 million for the quarter, up from $16 million a year ago. Ancillary services revenue currently comprises 16% of total revenue.
    Community operating expenses increased 8% for the quarter versus the prior year period, while revenue increased 10%, evidencing good cost control and the low incremental cost of additional occupancy. General and administrative expenses increased 11%, reflecting the growth of the Company's business as well as almost $300,000 of unexpected costs related to accounting restatement activities.
    Net income for the second quarter of 2005 was $59 million or $1.82 per diluted share, compared with a loss of $2 million for the prior year's second quarter. The second quarter included a benefit of $56 million, $1.71 per share, due to certain tax benefits that had not previously been recognized as a result of the Company's losses during the relevant time periods. As a result of the Company's improved financial results and its expectations for continued financial improvement, the Company believes that it is more likely than not that it will recognize the benefits of its deferred tax assets. As such, the Company recognized the income tax benefit on its second quarter income statement. The benefit is a non-cash GAAP accounting item that increased the Company's shareholders' equity to $120 million as of June 30, 2005. The tax benefit was partially offset by a $794,000 non-cash charge related to the second quarter repayment of a debt.
    Free cash flow was $6 million for the second quarter, versus $4 million for the second quarter of 2004. For the six months ended June 30, free cash flow was $9 million versus $5 million for the same prior year period. The primary drivers of the increased cash flow were increased operating income and entrance fee sale proceeds, net of refunds.

    2005 Earnings Outlook

    The company expects to report net earnings per diluted share of $0.46 to $0.49 for 2005, excluding the effect of the second quarter tax benefit.

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the company's 2005 second-quarter financial results and the other matters described above. The call will be held on Thursday, August 4, 2005 at 11:00 a.m. ET and parties may participate by either calling (877) 252-6354 or through the company's website at www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this webcast. In addition, the call will be archived on the company's website until the next regularly scheduled earnings conference call. If any material information is disclosed on the conference call that has not been previously disclosed publicly, that information will also be available at the Investors Welcome portion of the company's website.

    Additional Filings

    The company will file on or about August 4, 2005 a Form 8-K with the SEC which includes supplemental information relating to the company's second quarter 2005 results. These filings will also be available through the Investors Welcome section of the company's website - www.arclp.com.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The company currently operates 67 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,200 units and resident capacity of approximately 14,900. The company owns 18 communities, leases 43 communities, and manages six communities pursuant to management agreements. Approximately 84% of the company's revenues come from private pay sources.

    Risks of Forward Looking Statements

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the company or its management, including, without limitation, all statements regarding the company's future operating and financial expectations. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the company's significant leverage, (ii) the company's ability to sell its entrance fee units and to increase occupancy at the company's communities (especially its Free-standing AL's), (iii) the risk that the company will be unable to improve the company's results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the company's ability to obtain new financing or extend and/or modify existing debt and (vii) the risk factors described in the company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the company's actual results could differ materially from such forward-looking statements. The company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                 Three months ended       Increase
                                      June 30,           (Decrease)
                                -------------------- -----------------
                                  2005       2004        $       %
                                 --------   --------  ------- --------
Revenues:                                (restated)
  Resident and health care      $120,641   $109,110  $11,531     10.6%
  Management services                516        515        1      0.2%
  Reimbursed expenses                542        524       18      3.4%
                                 --------   --------  ------- --------
    Total revenues               121,699    110,149   11,550     10.5%

Operating expenses:
  Community operating expenses    79,896     74,065    5,831      7.9%
  General and administrative       6,765      6,114      651     10.6%
  Lease expense                   15,445     14,872      573      3.9%
  Depreciation and amortization    8,773      6,547    2,226     34.0%
  Amortization of leasehold
   acquisition costs                 689        728      (39)    -5.4%
  Loss (gain) on sale of assets      344         (6)     350   5833.3%
  Reimbursed expenses                542        524       18      3.4%
                                 --------   --------  ------- --------
    Total operating expenses     112,454    102,844    9,610      9.3%
                                 --------   --------  ------- --------

    Operating income               9,245      7,305    1,940     26.6%

Other income (expense):
  Interest expense                (3,916)    (8,932)   5,016     56.2%
  Interest income                    874        669      205     30.6%
  Other                                5       (364)     369    101.4%
                                 --------   --------  ------- --------
    Other expense, net            (3,037)    (8,627)   5,590     64.8%
                                 --------   --------  ------- --------

    Income (loss) before income
     taxes and minority interest   6,208     (1,322)   7,530    569.6%

Income tax (benefit) expense     (53,392)        75   53,467  71289.3%
                                 --------   --------  ------- --------

    Income (loss) from
     continuing operations
     before minority interest     59,600     (1,397)  60,997   4366.3%

Minority interest in earnings
 of consolidated subsidiaries,
 net of tax                         (600)      (863)     263     30.5%
                                 --------   --------  ------- --------

    Net income (loss)           $ 59,000   $ (2,260) $61,260   2710.6%
                                 ========   ========  ======= ========

 Basic income (loss) per share  $   1.90   $  (0.09)
                                 ========   ========
 Diluted income (loss) per
  share                         $   1.82   $  (0.09)
                                 ========   ========

Weighted average shares used
 for basic earnings (loss) per
 share data                       31,053     24,290
Effect of dilutive common stock
 options                           1,278          -
                                 --------   --------
Weighted average shares used
 for diluted earnings (loss)
 per share data                   32,331     24,290
                                 ========   ========

------------------------------- -------------------

                                June 30,  December 31,
                                  2005        2004
                                ---------  ----------
Selected Balance Sheet Data:
   Cash and cash equivalents    $ 46,472   $ 28,454
   Restricted cash                39,054     50,134
   Working capital deficit       (87,180)   (98,995)
   Land, buildings and
    equipment, net               516,786    496,297
   Total assets                  829,437    749,250
   Long-term debt and lease
    financing obligations,
    including current portion    296,658    335,082
   Refundable portion of
    entrance fees                 83,556     79,148
   Current portion of deferred
    entrance fee income           35,732     33,800
   Long-term deferred entrance
    fee income                   121,258    111,386
   Deferred gain on sale lease-
    back transactions             92,965     98,876
   Shareholders' equity          120,278      5,701


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                  Six months ended        Increase
                                      June 30,           (Decrease)
                                -------------------- -----------------
                                  2005       2004        $       %
                                 --------   --------  ------- --------
Revenues:                                (restated)
  Resident and health care      $238,330   $217,061  $21,269      9.8%
  Management services              1,016        939       77      8.2%
  Reimbursed expenses              1,344      1,292       52      4.0%
                                 --------   --------  ------- --------
    Total revenues               240,690    219,292   21,398      9.8%

Operating expenses:
  Community operating expenses   159,233    147,917   11,316      7.7%
  General and administrative      13,356     12,702      654      5.1%
  Lease expense                   30,955     29,693    1,262      4.3%
  Depreciation and amortization 18,044 13,460 4,584 34.1% Amortization of leasehold
   acquisition costs               1,388      1,446      (58)    -4.0%
  Loss (gain) on sale of assets      356       (111)     467    420.7%
  Reimbursed expenses              1,344      1,292       52      4.0%
                                 --------   --------  ------- --------
    Total operating expenses     224,676    206,399   18,277      8.9%
                                 --------   --------  ------- --------

    Operating income              16,014     12,893    3,121     24.2%

Other income (expense):
  Interest expense                (7,473)   (18,633)  11,160     59.9%
  Interest income                  1,594      1,271      323     25.4%
  Other                              144       (253)     397    156.9%
                                 --------   --------  ------- --------
    Other expense, net            (5,735)   (17,615)  11,880     67.4%
                                 --------   --------  ------- --------

    Income (loss) before income
     taxes and minority interest  10,279     (4,722)  15,001    317.7%

Income tax expense               (52,357)       220   52,577  23898.6%
                                 --------   --------  ------- --------

    Income (loss) from continuing
     operations before minority
     interest                     62,636     (4,942)  67,578   1367.4%

Minority interest in earnings of
 consolidated subsidiaries, net
 of tax                           (1,011)    (1,825)     814     44.6%
                                 --------   --------  ------- --------

    Net income (loss)           $ 61,625   $ (6,767) $68,392   1010.7%
                                 ========   ========  ======= ========

 Basic income (loss) per share  $   2.06   $  (0.30)
                                 ========   ========
 Diluted income (loss) per share$   1.96   $  (0.30)
                                 ========   ========

Weighted average shares used for
 basic earnings (loss) per share
 data                             29,976     22,770
Effect of dilutive common stock
 options                           1,540          -
                                 --------   --------
Weighted average shares used for
 dilutive earnings (loss) per
 share data                       31,516     22,770
                                 ========   ========


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
GAAP RECONCILIATION
FREE CASH FLOW
 ($'s in thousands)

Free cash flow is presented to provide additional information concerning cash flow available to meet future debt service obligations and working capital requirements. Free cash flow should not be considered as a measure of financial performance or liquidity under U.S. generally accepted accounting principles. Free cash flow should not be considered in isolation or as alternative to financial statement data presented in the company's consolidated financial statements as an indicator of financial performance or liquidity. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies.

The following table reconciles Free cash flow, as described above, to net income (loss) as reflected in the company's consolidated statements of earnings.

                                                    Three       Six
                                                    months     months
                                                    ended      ended
                                                   March 31,  June 30,
                                                      2005      2005

 Net income                                        $  2,625  $ 61,625
 Adjustments to reconcile net income to cash and
      cash equivalents provided by operating
      activities:
      Tax benefit from release of tax valuation
       allowance                                          -   (55,697)
      Depreciation and amortization                  10,066    19,685
      Loss on extinguishment of debt                      -       794
      Amortization of deferred entrance fee revenue  (4,064)   (8,894)
      Proceeds from entrance fee sales, net of
       refunds                                        7,805    18,211
      Deferred income tax benefit                      (765)        -
      Amortization of deferred gain on sale-
       leaseback transactions                        (2,956)   (5,911)
      Amortization of deferred compensation             218       412
      Minority interest in earnings of consolidated
       subsidiaries                                      71       671
      Tax benefit from exercise of stock options        395       558
      (Gains) losses from unconsolidated joint
       ventures                                         (66)     (160)
      Loss (gain) on sale of assets                      12       356

                                                    --------  --------
 Net cash and cash equivalents provided by
      operating activities (before changes in
      assets and liabilities, exclusive of
      acquisitions and sale leaseback transactions)  13,341    31,650

      Proceeds from refundable entrance fee sales,
       net of refunds                                (1,521)   (2,737)
      Adjustments for lease escalators and other
       accruals                                       1,004     2,220
      Additions to land, building and equipment     (19,629)  (27,533)
          Plus:  Development expenditures (funded
           separately)                                  693     2,266
      Distributions to minority interest holders       (984)   (2,378)
      Principal reductions in master trust
       liability                                       (285)     (553)
      Other adjustments for transactions /
       refinancings                                  15,015    15,764
                                                    --------  --------

 Free cash flow before principal payments             7,634    18,699

      Principal payments on long-term debt           (4,897)   (9,869)

                                                    --------  --------
 Free cash flow                                    $  2,737  $  8,830
                                                    ========  ========


                                                      Quarter Ended
                                                    ------------------
                                                   March 31,  June 30,
                                                      2005      2005

 Net income                                        $  2,625  $ 59,000
 Adjustments to reconcile net income to cash and
      cash equivalents provided by operating
      activities:
      Tax benefit from release of tax valuation
       allowance                                             (55,697)
      Depreciation and amortization                  10,066     9,619
      Loss on extinguishment of debt                             794
      Amortization of deferred entrance fee revenue  (4,064)   (4,830)
      Proceeds from entrance fee sales, net of
       refunds                                        7,805    10,406
      Deferred income tax benefit                      (765)      765
      Amortization of deferred gain on sale-
       leaseback transactions                        (2,956)   (2,955)
      Amortization of deferred compensation             218       194
      Minority interest in earnings of consolidated
       subsidiaries                                      71       600
      Tax benefit from exercise of stock options        395       163
      (Gains) losses from unconsolidated joint
       ventures                                         (66)      (94)
      Loss (gain) on sale of assets                      12       344

                                                    --------  --------
 Net cash and cash equivalents provided by
      operating activities (before changes in
      assets and liabilities, exclusive
      of acquisitions and sale leaseback
      transactions)                                 13,341    18,309

      Proceeds from refundable entrance fee sales,
       net of refunds                                (1,521)   (1,216)
      Adjustments for lease escalators and other
       accruals                                       1,004     1,216
      Additions to land, building and equipment     (19,629)   (7,904)
          Plus:  Development expenditures (funded
           separately)                                  693     1,573
      Distributions to minority interest holders       (984)   (1,394)
      Principal reductions in master trust
       liability                                       (285)     (268)
      Other adjustments for transactions /
       refinancings                                  15,015       749
                                                    --------  --------

 Free cash flow before principal payments             7,634    11,065

      Principal payments on long-term debt           (4,897)   (4,972)

                                                    --------  --------
 Free cash flow                                    $  2,737  $  6,093
                                                    ========  ========



    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412
             www.arclp.com